UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 8, 2023

DOMA HOLDINGS, INC.

(Exact name of Registrant, as specified in its charter)

Delaware	001-39754	84-1956909
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 Mission Street, Suite 1050
San Francisco, California 94105
(Address of principal executive offices) (Zip code)

650-419-3827
(Registrant's telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DOMA	The New York Stock Exchange
Warrants to purchase common stock	DOMA.WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 8, 2023, the Company held the Annual Meeting. At the Annual Meeting, the following proposals were submitted to a vote of the Company’s stockholders, with the voting results indicated below:
Proposal No. 1 – Election of Directors. The Company’s stockholders elected the following two Class III directors to hold office until the 2026 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

Name	For	Withheld	Broker Non-Votes
Lawrence Summers	219,660,367	7,129,191	45,205,479
Maxine Williams	224,786,625	2,002,933	45,205,479

Proposal No. 2 – Ratification of the Appointment of Deloitte & Touche LLP. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

For	Against	Abstain	Broker Non-Votes
270,285,084	300,485	1,409,468	--

Proposal No. 3 – Approval of the Reverse Stock Split Proposal. The stockholders approved the amendment of the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-10 to 1-for-50, such ratio to be determined by the board of directors, or a committee of the board of directors, and to reduce the number of authorized shares of capital stock of the Company by a corresponding proportion.

For	Against	Abstain	Broker Non-Votes
267,349,730	2,068,381	2,576,926	--

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2023

By:	/s/ Mike Smith
Name:	Mike Smith
Title:	Chief Financial Officer

3